Exhibit 99.1

VeriFone Reports Results for the First Quarter of Fiscal 2013

First Quarter Financial Highlights

•	Non-GAAP net revenues of $430 million, up 1% year-over-year

•	GAAP net revenues of $429 million, up 2% year-over-year

•	Non-GAAP net income per diluted share of $0.51, down 12% year-over-year

•	GAAP net income per diluted share of $0.11, versus $0.03 loss a year ago

•	Operating cash flow of $53 million

SAN JOSE, Calif. - March 5, 2013 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended January 31, 2013 (“Q1 FY13”). Non-GAAP net revenues for Q1 FY13 were $430 million, compared to $425 million a year ago, a 1% increase. GAAP net revenues were $429 million, compared to $420 million a year ago, a 2% increase. Non-GAAP net income per diluted share was $0.51, compared to $0.58 a year ago, a 12% decrease. GAAP net income per diluted share was $0.11, compared to a loss of $0.03 a year ago. The table below provides additional summary non-GAAP and GAAP financial information and comparisons.

(IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES, UNAUDITED)
	Three Months Ended		%Change (2)
	January 31, 2013	January 31, 2012
Non-GAAP (1):
Net revenues (Note A, D)	$430	$425	1.0%
Organic net revenues (Note B)	$391	$421	(7.1)%
Organic net revenues at constant currency (Note C)	$397	nm	(5.6)%
Gross margin as a % of net revenues	43.6%	42.9%	0.7	pts
Net income per diluted share	$0.51	$0.58	(12.1)%

GAAP:
Net revenues	$429	$420	2.2%
Gross margin as a % of net revenues	40.1%	37.3%	2.8	pts
Net income (loss) per diluted share	$0.11	$(0.03)	nm
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release.
(2) "nm" means not meaningful or relevant

“While our first quarter results fell short of our expectations, VeriFone remains well positioned to take advantage of the secular shift from cash to cashless transactions and the increasing demand for payment security, which should continue to drive healthy payment industry growth,” said Douglas G. Bergeron, Chief Executive Officer. “We are confident that our strategy to build out our service portfolio is sound, and we will continue to invest in multiple services infrastructure initiatives to enable us to offer innovative solutions and build deeper relationships with our customers. We have taken aggressive steps to address our execution challenges, including centralizing engineering resources, increasing investment in our world-class product portfolio and improving sales management of emerging market distributors and new services initiatives. We are likely to take additional steps as needed, including senior management changes, to ensure that we have the right executive team and resources in place to execute our strategic plan going forward.”

Additional Financial and Business Highlights

•	North America GAAP net revenues increased 11% year-over-year.

•	Multi-Lane Retail GAAP net revenues increased 11% year-over-year driven by higher demand for new MX 900 series systems.

•	Petroleum convenience store system Topaz unit sales set a record as gas stations continued to migrate from serial keyboard based Ruby systems to the IP touch screen based Topaz platform.

•	Services comprised 34% of total non-GAAP net revenues, compared with 31% in the prior quarter.

•	Installed base of Point All-in-One payments-as-a-service (“PaaS”) grew 25% in the last 12 months.

•
Accelerated rollout of PaaS in the Australia and New Zealand regions by signing agreements to acquire the largest electronic point of sale provider and the exclusive VeriFone distributor in New Zealand.

“We are continuing to execute our strategy and making the internal changes necessary to create long-term growth opportunities,” continued Bergeron. “We are facing a less than perfect macro environment; however, we are encouraged by a number of positive trends including those around services, mobility, security and U.S. EMV. Our strategic priorities are aligned to execute against these opportunities and we are focused on creating value for our customers and shareholders.”

Outlook for Second Fiscal Quarter 2013

•	Non-GAAP net revenues in the range of $435 million to $450 million

•	Non-GAAP net income per diluted share in the range of $0.45 to $0.50

Outlook for Full Fiscal Year 2013

•	Non-GAAP net revenues in the range of $1.80 billion to $1.83 billion

•	Non-GAAP net income per diluted share in the range of $1.90 to $2.10

•	Cash flow from operations less capital expenditures (free cash flow), in the range of $170 million to $190 million

Conference Call
VeriFone will hold its earnings conference call today, March 5, 2013, at 1:30 pm (PT). To listen to the call and view the slides, visit VeriFone's website http://ir.verifone.com. To listen to the call over the phone, dial (800) 706-7748 within the U.S., or (617) 614-3473 outside the U.S., and use conference passcode 4783 6410. The recorded audio webcast will be available on VeriFone's website until March 12, 2013.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended January 31,
	2013	2012	% Change (1)
Net revenues:
System solutions	$281,708	$312,641	(9.9)%
Services	147,039	106,883	37.6%
Total net revenues	428,747	419,524	2.2%

Cost of net revenues:
System solutions	174,243	198,752	(12.3)%
Services	82,542	64,134	28.7%
Total cost of net revenues	256,785	262,886	(2.3)%

Gross margin	171,962	156,638	9.8%

Operating expenses:
Research and development	39,802	35,079	13.5%
Sales and marketing	45,748	39,986	14.4%
General and administrative	39,981	46,038	(13.2)%
Amortization of purchased intangible assets	24,696	13,615	81.4%
Total operating expenses	150,227	134,718	11.5%
Operating income	21,735	21,920	(0.8)%
Interest expense	(12,590)	(14,634)	(14.0)%
Interest income	1,088	1,007	8.0%
Other income (expense), net	3,940	(20,849)	nm
Income (loss) before income taxes	14,173	(12,556)	nm
Provision for (benefit from) income taxes	2,463	(9,782)	nm
Consolidated net income (loss)	11,710	(2,774)	nm
Net (income) loss attributable to noncontrolling interests	128	(350)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$11,838	$(3,124)	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.11	$(0.03)
Diluted	$0.11	$(0.03)

Weighted average number of shares used in computing net income per share:
Basic	107,934	105,833
Diluted	110,558	105,833

(1) "nm" means not meaningful or relevant

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
NET REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES, UNAUDITED)

		Three Months Ended			% Change (1)
	Note	January 31, 2013	October 31, 2012 (1)	January 31, 2012	% SEQ	% YoY
GAAP net revenues:
International
EMEA		$171,626	$201,347	$154,907	(14.8)%	10.8%
LAC		73,026	79,971	100,289	(8.7)%	(27.2)%
ASPAC		50,880	58,802	44,698	(13.5)%	13.8%
Total International		295,532	340,120	299,894	(13.1)%	(1.5)%
North America		133,215	145,259	119,630	(8.3)%	11.4%
Total		$428,747	$485,379	$419,524	(11.7)%	2.2%

Non-GAAP net revenues: (Note A) (2)
International
EMEA	A	$172,884	$203,980	$159,003	(15.2)%	8.7%
LAC	A	73,026	79,971	100,289	(8.7)%	(27.2)%
ASPAC	A	51,017	59,288	45,943	(14.0)%	11.0%
Total International		296,927	343,239	305,235	(13.5)%	(2.7)%
North America	A	132,727	145,318	119,965	(8.7)%	10.6%
Total		$429,654	$488,557	$425,200	(12.1)%	1.0%

GAAP net revenues		$428,747	$485,379	$419,524	(11.7)%	2.2%
Plus: Non-GAAP net revenues adjustments	A, D	907	3,178	5,676	nm	nm
Non-GAAP net revenues (Note A)		429,654	488,557	425,200	(12.1)%	1.0%
Less: net revenues from businesses acquired in the past 12 months
Point	B	(38,279)	nm	(4,128)	nm	nm
Other	B	(340)	nm	—	nm	nm
Total		(38,619)	nm	(4,128)	nm	nm
Organic non-GAAP net revenues (Note B)		391,035	nm	421,072	nm	(7.1)%
(1) "nm" means not meaningful or relevant
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended January 31, 2013 compared with three months ended January 31, 2012
	Net revenues growth	Impact due to acquired businesses (A) (B)		Organic non-GAAP net revenues growth	Impact due to foreign currency (C)		Organic non-GAAP net revenues at constant currency growth
International
EMEA	10.8%	23.9	pts	(13.1)%	(0.6	)pts	(12.5)%
LAC	(27.2)%	0.0pts		(27.2)%	(5.9	)pts	(21.3)%
ASPAC	13.8%	2.8	pts	11.0%	0.7	pts	10.3%
Total International	(1.5)%	12.6	pts	(14.1)%	(2.1	)pts	(12.0)%
North America	11.4%	1.0	pts	10.4%	0.1	pts	10.3%
Total	2.2%	9.3	pts	(7.1)%	(1.5	)pts	(5.6)%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 31, 2013	October 31, 2012
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$476,668	$454,072
Accounts receivable, net of allowances of $9,424 and $8,491	355,119	366,887
Inventories	188,783	178,274
Prepaid expenses and other current assets	138,175	136,210
Total current assets	1,158,745	1,135,443
Fixed assets, net	152,107	146,803
Purchased intangible assets, net	719,134	734,808
Goodwill	1,206,008	1,179,381
Deferred tax assets	215,963	215,139
Other long-term assets	82,109	79,033
Total assets	$3,534,066	$3,490,607

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$154,598	$193,062
Accruals and other current liabilities	221,172	230,867
Deferred revenue, net	119,003	91,545
Short-term debt	52,585	54,916
Total current liabilities	547,358	570,390
Long-term deferred revenue, net	39,056	37,062
Long-term debt	1,238,966	1,252,701
Long-term deferred tax liabilities	216,494	214,537
Other long-term liabilities	71,110	70,440
Total liabilities	2,112,984	2,145,130

Redeemable noncontrolling interest in subsidiary	817	861

Stockholders’ equity:
Common stock	1,084	1,081
Additional paid-in capital	1,557,640	1,543,127
Accumulated deficit	(192,185)	(204,023)
Accumulated other comprehensive income (loss)	17,123	(32,390)
Total stockholders’ equity	1,383,662	1,307,795
Noncontrolling interest in subsidiaries	36,603	36,821
Total liabilities and equity	$3,534,066	$3,490,607

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended January 31,
	2013	2012
Cash flows from operating activities
Consolidated net income (loss)	$11,710	$(2,774)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	50,932	31,859
Stock-based compensation expense	12,359	10,704
Non-cash interest expense	—	4,112
Deferred income taxes	(3,934)	(8,490)
Gain on divestiture of assets	(4,080)	—
Write-off of debt issuance costs upon debt extinguishment	—	2,115
Other	(987)	(1,804)
Net cash provided by operating activities before changes in operating assets and liabilities	66,000	35,722
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	13,235	17,154
Inventories, net	(8,072)	(1,994)
Prepaid expenses and other assets	(1,832)	(10,694)
Accounts payable	(39,297)	(10,913)
Deferred revenue, net	28,175	28,589
Other current and long term liabilities	(4,778)	(25,696)
Net change in operating assets and liabilities	(12,569)	(3,554)
Net cash provided by operating activities	53,431	32,168

Cash flows from investing activities
Capital expenditures	(20,789)	(8,010)
Acquisition of businesses, net of cash and cash equivalents acquired	(1,000)	(1,067,517)
Proceeds from divestiture of assets	6,000	—
Other investing activities, net	132	7
Net cash used in investing activities	(15,657)	(1,075,520)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	2,427	1,409,177
Repayments of debt	(18,506)	(307,760)
Repayments of senior convertible notes, including interest	—	(279,159)
Proceeds from issuance of common stock through employee equity incentive plans	2,965	8,812
Payments of acquisition-related contingent consideration	(4,993)	—
Distribution to noncontrolling interest stockholders	(134)	(135)
Net cash provided by (used in) financing activities	(18,241)	830,935

Effect of foreign currency exchange rate changes on cash and cash equivalents	3,063	(2,166)

Net increase (decrease) in cash and cash equivalents	22,596	(214,583)
Cash and cash equivalents, beginning of period	454,072	594,562
Cash and cash equivalents, end of period	$476,668	$379,979

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended January 31, 2013
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Costs of efficiency initiatives	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1)	(A)	(D)	(F)	(F)	(F)	(F)		(1)
Net revenues:
System solutions	$281,708	65.7%	$123	$—	$—	$—	$—	$—	$281,831	65.6%
Services	147,039	34.3%	1,312	(528)	—	—	—	—	147,823	34.4%
	428,747	100.0%	1,435	(528)	—	—	—	—	429,654	100.0%
Cost of net revenues:
System solutions	174,243	nm	—	(11,617)	(426)	—	—	—	162,200	nm
Services	82,542	nm	—	(2,028)	(120)	(73)	—	—	80,321	nm
	256,785	59.9%	—	(13,645)	(546)	(73)	—	—	242,521	56.4%
Gross margin:
System solutions (2)	107,465	nm	123	11,617	426	—	—	—	119,631	nm
Services (3)	64,497	nm	1,312	1,500	120	73	—	—	67,502	nm
	171,962	40.1%	1,435	13,117	546	73	—	—	187,133	43.6%
Operating expenses:
Research and development	39,802	9.3%	—	(1,663)	(1,617)	30	—	—	36,552	8.5%
Sales and marketing	45,748	10.7%	—	(336)	(4,093)	(196)	(27)	—	41,096	9.6%
General and administrative	39,981	9.3%	—	(2,783)	(6,102)	(109)	—	—	30,987	7.2%
Amortization of purchased intangible assets	24,696	5.8%	—	(24,696)	—	—	—	—	—	—
Total operating expenses	150,227	35.0%	—	(29,478)	(11,812)	(275)	(27)	—	108,635	25.3%
Operating income	21,735	5.1%	1,435	42,595	12,358	348	27	—	78,498	18.3%
Interest expense	(12,590)	nm	—	167	—	—	—	—	(12,423)	nm
Interest income	1,088	nm	—	81	—	—	—	—	1,169	nm
Other income (expense), net	3,940	nm	—	(5,053)	—	—	(261)	—	(1,374)	nm
Income before income taxes	14,173	3.3%	1,435	37,790	12,358	348	(234)	—	65,870	15.3%
Provision for income taxes	2,463	nm	—	—	—	—	—	6,696	9,159	nm
Consolidated net income	11,710	2.7%	1,435	37,790	12,358	348	(234)	(6,696)	56,711	13.2%
Net income attributable to noncontrolling interests	128	nm	—	(574)	—	—	—	—	(446)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$11,838	2.8%	$1,435	$37,216	$12,358	$348	$(234)	$(6,696)	$56,265	13.1%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.11								$0.52
Diluted	$0.11								$0.51

Weighted average number of shares used in computing net income per share:
Basic	107,934								107,934
Diluted	110,558								110,558
(1) "nm" means not meaningful or relevant.
(2) System solutions non-GAAP gross margin as a % of System solutions non-GAAP net revenues is 42.4%.
(3) Services non-GAAP gross margin as a % of Services non-GAAP net revenues is 45.7%.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended October 31, 2012
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Costs of efficiency initiatives	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1)	(A)	(D)	(F)	(F)	(F)	(F)		(1)
Net revenues:
System solutions	$335,710	69.2%	$514	$—	$—	$—	$—	$—	$336,224	68.8%
Services	149,669	30.8%	2,773	(109)	—	—	—	—	152,333	31.2%
	485,379	100.0%	3,287	(109)	—	—	—	—	488,557	100.0%
Cost of net revenues:
System solutions	204,403	nm	—	(10,549)	(325)	(10)	—	—	193,519	nm
Services	81,439	nm	—	(2,092)	(276)	(95)	—	—	78,976	nm
	285,842	58.9%	—	(12,641)	(601)	(105)	—	—	272,495	55.8%
Gross margin:
System solutions (2)	131,307	nm	514	10,549	325	10	—	—	142,705	nm
Services (3)	68,230	nm	2,773	1,983	276	95	—	—	73,357	nm
	199,537	41.1%	3,287	12,532	601	105	—	—	216,062	44.2%
Operating expenses:
Research and development	40,416	8.3%	—	(2,018)	(2,189)	(701)	—	—	35,508	7.3%
Sales and marketing	47,388	9.8%	—	(1,460)	(1,937)	(639)	(1,606)	—	41,746	8.5%
General and administrative	37,026	7.6%	—	(3,392)	(5,655)	(107)	—	—	27,872	5.7%
Amortization of purchased intangible assets	23,243	4.8%	—	(23,243)	—	—	—	—	—	—
Total operating expenses	148,073	30.5%	—	(30,113)	(9,781)	(1,447)	(1,606)	—	105,126	21.5%
Operating income	51,464	10.6%	3,287	42,645	10,382	1,552	1,606	—	110,936	22.7%
Interest expense	(13,186)	nm	—	(2,627)	—	—	3,151	—	(12,662)	nm
Interest income	1,139	nm	—	102	—	—	—	—	1,241	nm
Other income (expense), net	2,589	nm	—	(5,452)	—	—	1,996	—	(867)	nm
Income before income taxes	42,006	8.7%	3,287	34,668	10,382	1,552	6,753	—	98,648	20.2%
Provision for income taxes	14,117	nm	—	—	—	—	—	(525)	13,592	nm
Consolidated net income	27,889	5.7%	3,287	34,668	10,382	1,552	6,753	525	85,056	17.4%
Net income attributable to noncontrolling interests	(904)	nm	—	(666)	—	—	—	—	(1,570)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$26,985	5.6%	$3,287	$34,002	$10,382	$1,552	$6,753	$525	$83,486	17.1%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.25								$0.78
Diluted	$0.24								$0.76

Weighted average number of shares used in computing net income per share:
Basic	107,718								107,718
Diluted	110,342								110,342
(1) "nm" means not meaningful or relevant.
(2) System solutions non-GAAP gross margin as a % of System solutions non-GAAP net revenues is 42.4%.
(3) Services non-GAAP gross margin as a % of Services non-GAAP net revenues is 48.2%.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended January 31, 2012
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Costs of efficiency initiatives	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1)	(A)	(D)	(F)	(F)	(F)	(F)		(1)
Net revenues:
System solutions	$312,641	74.5%	$2,028	$—	$—	$—	$—	$—	$314,669	74.0%
Services	106,883	25.5%	3,648	—	—	—	—	—	110,531	26.0%
	419,524	100.0%	5,676	—	—	—	—	—	425,200	100.0%
Cost of net revenues:
System solutions	198,752	nm	—	(18,275)	(413)	—	—	—	180,064	nm
Services	64,134	nm	—	(1,465)	(66)	—	—	—	62,603	nm
	262,886	62.7%	—	(19,740)	(479)	—	—	—	242,667	57.1%
Gross margin:
System solutions (2)	113,889	nm	2,028	18,275	413	—	—	—	134,605	nm
Services (3)	42,749	nm	3,648	1,465	66	—	—	—	47,928	nm
	156,638	37.3%	5,676	19,740	479	—	—	—	182,533	42.9%
Operating expenses:
Research and development	35,079	8.4%	—	(1,859)	(1,253)	—	—	—	31,967	7.5%
Sales and marketing	39,986	9.5%	—	(823)	(4,262)	—	—	—	34,901	8.2%
General and administrative	46,038	11.0%	—	(12,862)	(4,710)	—	—	—	28,466	6.7%
Amortization of purchased intangible assets	13,615	3.2%	—	(13,615)	—	—	—	—	—	—
Total operating expenses	134,718	32.1%	—	(29,159)	(10,225)	—	—	—	95,334	22.4%
Operating income	21,920	5.2%	5,676	48,899	10,704	—	—	—	87,199	20.5%
Interest expense	(14,634)	nm	—	435	—	—	6,227	—	(7,972)	nm
Interest income	1,007	nm	—	539	—	—	—	—	1,546	nm
Other income (expense), net	(20,849)	nm	—	19,111	—	—	48	—	(1,690)	nm
Income (loss) before income taxes	(12,556)	(3.0)%	5,676	68,984	10,704	—	6,275	—	79,083	18.6%
Provision (benefit from) for income taxes	(9,782)	nm	—	—	—	—	—	24,471	14,689	nm
Consolidated net income (loss)	(2,774)	(0.7)%	5,676	68,984	10,704	—	6,275	(24,471)	64,394	15.1%
Net income attributable to noncontrolling interests	(350)	nm	—	—	—	—	—	—	(350)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(3,124)	(0.7)%	$5,676	$68,984	$10,704	$—	$6,275	$(24,471)	$64,044	15.1%

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.03)								$0.61
Diluted	$(0.03)								$0.58

Weighted average number of shares used in computing net income (loss) per share:							Additional dilutive shares (G)
Basic	105,833								105,833
Diluted	105,833						3,728		109,561
(1) "nm" means not meaningful or relevant.
(2) System solutions non-GAAP gross margin as a % of System solutions non-GAAP net revenues is 42.8%.
(3) Services non-GAAP gross margin as a % of Services non-GAAP net revenues is 43.4%.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	GAAP net Revenues	Amortization of step-down in deferred revenue at acquisition	Divestiture related adjustment to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
NOTE:		(A)	(D)	(A)	(B)	(B)	(C)	(C)
Three Months Ended January 31, 2013
International
EMEA	$171,626	$1,258	$—	$172,884	$(38,279)	$134,605	$859	$135,464
LAC	73,026	—	—	73,026	—	73,026	5,913	78,939
ASPAC	50,880	137	—	51,017	—	51,017	(331)	50,686
Total International	295,532	1,395	—	296,927	(38,279)	258,648	6,441	265,089
North America	133,215	40	(528)	132,727	(340)	132,387	(56)	132,331
Total	$428,747	$1,435	$(528)	$429,654	$(38,619)	$391,035	$6,385	$397,420

Three Months Ended October 31, 2012
International
EMEA	$201,347	$2,633	$—	$203,980
LAC	79,971	—	—	79,971
ASPAC	58,802	486	—	59,288
Total International	340,120	3,119	—	343,239
North America	145,259	168	(109)	145,318
Total	$485,379	$3,287	$(109)	$488,557

Three Months Ended January 31, 2012
International
EMEA	$154,907	$4,096	$—	$159,003	$(4,128)	$154,875
LAC	100,289	—	—	100,289	—	100,289
ASPAC	44,698	1,245	—	45,943	—	45,943
Total International	299,894	5,341	—	305,235	(4,128)	301,107
North America	119,630	335	—	119,965	—	119,965
Total	$419,524	$5,676	$—	$425,200	$(4,128)	$421,072

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP cost of net revenues; non-GAAP gross margin; non-GAAP research and development expenses; non-GAAP sales and marketing expenses; non-GAAP general and administrative expenses; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense), net; non-GAAP income before income taxes; non-GAAP provision for income taxes; non-GAAP income tax rate; non-GAAP consolidated net income; non-GAAP net income attributable to noncontrolling interests; non-GAAP net income attributable to VeriFone Systems, Inc. stockholders; non-GAAP diluted shares; non-GAAP net income per share attributable to VeriFone Systems, Inc. stockholders; non-GAAP net income per diluted share, as well as these non-GAAP financial measures as a percentage of non-GAAP net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from system solutions and services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of Point (a former distributor of our products), net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to Point for that period.

Note C: Non-GAAP organic net revenues at constant currency. VeriFone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Acquisition, Divestiture and Restructure Related. VeriFone adjusts certain revenues and expenses for items that are the result of acquisitions, divestitures and restructuring programs.

Acquisition related adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions), loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies and fair value increase (step-up) of inventory on acquisition. In addition, we adjust for changes in estimate or final resolution of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations.

In January 2013 we divested of certain assets and business operations related to one of our product offerings. The estimated gain on the divestiture, as well as the net revenues, cost of net revenues and operating expenses for the fiscal quarters ended October 31, 2012 and January 31, 2013 that are attributable to the divested assets and business operations have been excluded from our non-GAAP financial measures in those same fiscal quarters.

Restructure related adjustments include all restructure charges as defined in accordance with US GAAP.

VeriFone analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition, divestiture or restructure related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these expenses may limit the comparability of our ongoing operations with prior and future periods. Examples of adjustments for other charges and income are:

•
Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt. These accelerated costs are excluded from non-GAAP Other income (expense), net to enable comparability between periods.

•
Certain personnel expenses that we have identified will continue to be incurred only for a fixed short period of time in connection with scheduled operational changes as we streamline and centralize some of our global operations, including international distribution and repair facilities. These expenses are referred to as "Costs of efficiency initiatives" and we excluded these expenses from non-GAAP operating expenses to enable comparability of our ongoing operations.

•
Accrued loss related to litigation initiated by several former contractors of one of our Brazilian subsidiaries following termination of their services. These costs were not anticipated and relate to certain claims for which we have determined loss is probable and estimable primarily because of a partially unfavorable court ruling in one of the underlying proceedings. The costs are excluded from non-GAAP operating expenses to enable comparability between periods.

•
Non-cash interest expense recorded relating to the adoption of ASC 470-20 Debt with conversion and other options. This expense is excluded from non-GAAP interest expense to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

•
Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures and to reflect our estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Our non-GAAP tax rates were 14% for the period August 1, 2012 through January 31, 2013, 18% for the period December 31, 2011 through January 31, 2012, and 20% for the period November 1, 2011 through December 30, 2011.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note G: Non-GAAP diluted shares. In connection with our 1.375% Senior Convertible Notes we had entered into certain note hedge transactions. We repaid these Notes in cash upon maturity on June 15, 2012, and the then outstanding note hedge transactions expired unused on June 15, 2012. Non-GAAP diluted shares reflect the offset of shares that would have been deliverable in the periods presented prior to the maturity of the Notes pursuant to note hedge transactions. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.